UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2021

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2251 Corporate Park Drive	Herndon	VA	20171
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MANT	Nasdaq

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On March 9, 2020, ManTech International Corporation (Company) entered into indemnification agreements, in substantially the form incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K (Indemnification Agreement), with Ms. Judith L. Bjornaas, Ms. Bonnie J. Cook and Mr. Matthew A. Tait, each of whom currently serves as a named executive officer of the Company (each, an Indemnitee).

Under each Indemnification Agreement, in the event an Indemnitee was, is, or becomes subject to, a party to or witness or other participant in, or is threatened to be made subject to, a party to or witness or other participant in, a Claim (as defined in the Indemnification Agreement) by reason of (or arising in whole or in part out of or related to) an Indemnifiable Event (as defined in the Indemnification Agreement), the Company shall indemnify Indemnitee, or cause Indemnitee to be indemnified, to the fullest extent permitted by Delaware law in effect on the date hereof and as amended from time to time (provided, however, that no change in Delaware law shall have the effect of reducing the benefits available to Indemnitee under the Indemnification Agreement). Additionally, the Indemnification Agreement defines key terms, such as “Expenses” and “Claims,” and sets forth detailed processes related to determinations of an Indemnity’s entitlement to indemnification, time line and procedures regarding the advancement of Expenses (as defined in the Indemnification Agreement), and details the scope and limitation of such rights.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the form of the Indemnification Agreement, which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on August 3, 2020, and is incorporated by reference into this Item 1.01 of this Current Report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On March 9, 2021, the Compensation Committee of the Board of Directors (Compensation Committee) of the Company approved the 2021 Executive Incentive Compensation Plan (2021 Plan), in which the Company’s named executive officers (NEOs) participate. The 2021 Plan includes performance goals for participants based on the following criteria: revenue; earnings before interest and taxes; and contract bookings. The 2021 Plan provides for target incentive payment amounts for the executive officers that range from 80% to 100% of such officer’s 2021 base salary. Based on actual results for fiscal 2021, the potential payouts under the 2021 Plan may range from 0% to 175% of the executive officers’ respective target incentive payment amount. The description of the 2021 Plan set forth herein is qualified in its entirety by reference to the full text of the 2021 Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 9, 2021, the Compensation Committee approved grants of equity awards to our NEOs, with such awards to be made effective and granted on March 15, 2021. The grants consisted of time-base restricted stock units (time-based RSUs), which vest in one-third increments on each of the first, second, and third anniversary of the date of the grant, subject in each case to the continued employment of the award recipient through the applicable vesting date. The Compensation Committee also approved a one-time equity award for Mr. Phillips in the amount of 25,390 restricted stock units (RSUs), with half of those RSUs vesting on the fourth anniversary date of the grant and the remaining half vesting on the fifth anniversary of the date of the grant, subject in each case to continued employment of Mr. Phillips through the applicable vesting date.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference from registrant’s Current Report on Form 8-K, as filed with the SEC on August 3, 2020).

10.2	ManTech International Corporation 2021 Executive Incentive Compensation Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: March 12, 2021	By:	/s/ Michael R. Putnam
Michael R. Putnam
SVP – Corporate & Regulatory Affairs